RENTAL CONTRACT

        I offer and agree to rent the premises known as 914A Riverside on the basis of month-to-month tenancy, beginning June 24, 2003 on the following terms and conditions:

        1. I agree to pay rent of $1,550 for the period 6/24/03 through 7/24/03 and $1,500 per month thereafter, payable in advance on the 24th day of each month. Make check Payable to: Associated Lease For a period of one year per agreement between Dr. Redding and Naturol, Inc.

        2. During the period of my tenancy, I agree to maintain this property in as good a state as I find it, reasonable wear and tear expected; and will have repaired at my expense any damage done to the water, gas and electrical fixtures, caused by my negligence or that of my guests; will replace all glass which is broken due to my negligence or that of my guests; will keep sinks, lavatory, commodes, and sewer lines open, except those that have plumbing or heating equipment that may be damaged by my negligence or that of my guests; will replace any locks damaged by my negligence or that of my guests; and will keep the yards free of rubbish and in a presentable condition.

        3. I will give 30 days notice to the landlord or his/her agent before vacating. The 30-day notice period will become effective and will start on the day that my written notice is accepted by the landlord, or his agent. I will allow the property to be shown to prospective tenants during any reasonable hour after written notice is accepted. If, for any reason I must move without giving the agreed notice, I will pay in lieu thereof, rent prorated to cover any period up to 30 days; provided, however, that if the landlord or his agents rerents the property prior to the expiration of said 30-day period, then I will be entitled to a refund of the proration of such pre-paid rent as may be unused. On the day I vacate I will see to it that all rent is paid, and that the property is clean and all trash removed to trash cans; that the windows and doors are properly locked or fastened; and that the keys are returned to the landlord or his agent.

        4. In the event that any repairs, painting, cleaning, or replacements are necessary, or any rent unpaid, according to the terms of the lease, I understand that I will remain liable for the payment thereof. In order to further indemnify and insure the landlord, or his agent, that the above conditions of this contract will be complied with, I agree to pay a deposit in the amount of $1,500, I shall be entitled to a return of this deposit or any unused portion thereof, after vacating the premises: and upon determination by the landlord or his agent, that the conditions of this contract have been complied with.

        5. I agree that I will occupy said premises in such a manner that my tenancy will not create a nuisance to the neighbors or neighborhood, and that no dogs, cats, or other pets will be allowed on the premises covered by this contract.

        6. This agreement shall not be assigned, nor the premises sub-let.

        7. No alterations or improvements shall be made upon the property without the written consent of the landlord, or his agent.

        8. Upon the breach of any of the terms of this contract, landlord may at his option terminate this lease and take possession of the premises.

        9. Neither landlord nor his agent shall be held liable for any injury or damage whatsoever which may arise on account of any defect in the building or premises, or for in, wind or other cause, all claims for such injury or damage being hereby expressly waived by tenant.

        10. Landlord shall provide electricity and water, which is included in the above monthly rental amount.

        11. The above property is rented with the understanding between Landlord and Tenant that tenant shall be the only person residing in the household. The monthly rental amount has been imputed with utilities, water, etc. based on a one-person occupancy.

Accepted By: Dr. Redding                                                        Signed By: Naturol, Inc. by

                                                                                                Signed By: /S/James R. Ladd